Exhibit 99.1

General Electric Company

Form of Letter of Transmittal

for the

OFFER TO EXCHANGE

up to 5,944,250 Shares of its 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (Liquidation Preference $1,000 per Share)

for

2,777,625 Shares of its 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $1,000 per Share)

2,072,525 Shares of its 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000 per Share)

1,094,100 Shares of its 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000 per Share)

Pursuant to the Prospectus dated December 18, 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 19, 2016, UNLESS THE OFFER IS EXTENDED.

The Exchange Agent for the Exchange Offer is:

By First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Certified or Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile:

(617) 360-6810

To Confirm By Phone ONLY:

(781) 575-2332

The above number is for confirmation of facsimile items

only. Any request for assistance or questions on the offer

should be directed to the Information Agent at (800)

676-0098 (toll-free for all shareholders in the United

States)

(781) 575-2137 (all others outside the United States)

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used by stockholders whose shares are registered directly in GE’s share register maintained by Computershare as Transfer Agent.

Time is Critical. Please complete and return promptly in accordance with the enclosed instructions.

DESCRIPTION OF SHARES OF 4.00% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A (LIQUIDATION PREFERENCE $1,000 PER SHARE)
Account Registration Name

Number of Share(s) of 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $1,000 per Share) Tendered

(Please attach additional signed list, if necessary.)

Total Shares Tendered:
By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.
DESCRIPTION OF SHARES OF 4.10% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B (LIQUIDATION PREFERENCE $1,000 PER SHARE)
Account Registration Name

Number of Share(s) of 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000 per Share) Tendered

(Please attach additional signed list, if necessary.)

Total Shares Tendered:
By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.
DESCRIPTION OF SHARES OF 4.20% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C (LIQUIDATION PREFERENCE $1,000 PER SHARE)
Account Registration Name

Number of Share(s) of 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000 per Share) Tendered

(Please attach additional signed list, if necessary.)

Total Shares Tendered:
By signing and submitting this Letter of Transmittal, you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.

IMPORTANT
STOCKHOLDER: IF YOU WISH TO TENDER YOU MUST SIGN HERE

By signing and submitting this letter of transmittal, you acknowledge and agree that you are bound by the terms of this letter of transmittal, including the representations, warranties and agreements contained herein.

(Please complete the IRS Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

Area Code/Phone Number

(Must be signed by the registered holder(s) exactly as name(s) appear(s) in book-entry form registered directly in GE’s share register or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1 and 2)

Authorized Signature

Name of Firm

Address of Firm—Please Print

APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL EXCHANGE INSTRUCTIONS (See Instructions 1, 2 and 5)
To be completed ONLY if the shares are to be issued in the name of someone other than the undersigned. Issue To:
Name
(Please Print)

Address

(Include Zip Code)

(Recipient must complete the IRS Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.)

SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the shares are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Tendered.” Mail To:

Name
(Please Print)

Address

(Include Zip Code)

LETTER OF TRANSMITTAL (CONTINUED)

IMPORTANT—PLEASE READ CAREFULLY

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Ladies and Gentlemen:

Reference is made to the prospectus, dated December 18, 2015 (the “Prospectus”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by General Electric Company, a New York corporation (“GE”), up to 5,944,250 shares of 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (Liquidation Preference $1,000 per share) of GE (the “New Preferred Stock”) for outstanding shares of 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $1,000 per share), 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000 per share) and 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000 per share), of GE (the Series A, Series B and Series C Preferred Stock are collectively referred to herein as the “Old Preferred Stock”) that are validly tendered prior to the expiration of this Exchange Offer and not validly withdrawn, at an exchange ratio of one share of New Preferred Stock for each share of Old Preferred Stock tendered, upon the terms and subject to the conditions set forth herein and in the Prospectus. In addition, we will pay each holder of our Series A Preferred Stock a cash payment of $10.00 per share of Series A Preferred Stock that is validly tendered (and not validly withdrawn) by such holder and accepted in the exchange offer and each holder of our Series B Preferred Stock a cash payment of $5.00 per share of Series B Preferred Stock that is validly tendered (and not validly withdrawn) by such holder and accepted in the exchange offer. The Exchange Offer and related withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on January 19, 2016, unless extended or terminated in accordance with applicable law and the terms of the Exchange Offer. The term “Expiration Date” means the latest time and date at which the Exchange Offer, whether or not extended, will expire. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

Upon the terms and subject to the conditions of the Exchange Offer, by executing this Letter of Transmittal, I hereby irrevocably appoint GE’s designees as my attorneys-in-fact and proxies, each with full power of substitution, to the full extent of my rights with respect to my shares of Old Preferred Stock tendered and accepted for exchange by GE and with respect to any and all other shares of Old Preferred Stock and other securities issued or issuable in respect of such shares of Old Preferred Stock on or after the expiration of the Exchange Offer. That appointment is effective when and only to the extent that GE deposits the shares of New Preferred Stock for the shares of Old Preferred Stock that I have tendered with Computershare Trust Company, N.A. (the “Exchange Agent”). All such proxies shall be considered coupled with an interest in the tendered shares of Old Preferred Stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that I have given will be revoked and I may not give any subsequent proxies (and, if given, they will not be deemed effective). GE’s designees will, with respect to the shares of Old Preferred Stock for which the appointment is effective, be empowered, among other things, to exercise all of my rights as they, in their sole discretion, deem proper. GE reserves the right to require that, in order for shares of Old Preferred Stock to be deemed validly tendered, immediately upon GE’s acceptance for exchange of those shares of Old Preferred Stock, GE must be able to exercise full rights with respect to such shares.

In connection with the Exchange Offer and my tender of shares of Old Preferred Stock, by executing this Letter of Transmittal, I hereby represent and warrant to GE that:

(i) I am authorized to tender, sell, assign and transfer the Old Preferred Stock tendered and to acquire New Preferred Stock issuable upon the exchange of such tendered Old Preferred Stock, and that upon GE’s acceptance of such tendered shares GE will acquire good and marketable title thereto, including all rights relating thereto and to any shares of preferred stock (“GECC MergeCo Preferred Stock”) of GE Capital Sub 3, Inc. (“GECC MergeCo”) related to my Old Preferred Stock, free and clear of all liens, restrictions and other encumbrances and not subject to any adverse claim;

(ii) I have not assigned, sold or otherwise transferred to any person any right or claim in respect of, arising out of or relating to the internal realignment and reorganization of General Electric Capital Corporation’s (“GECC”) businesses (the “Reorganization”), the merger effective as of December 3, 2015 of a wholly owned subsidiary of GE with and into GECC MergeCo (the “Merger”) and/or my acquisition, receipt, ownership or sale of GECC preferred stock, GECC MergeCo Preferred Stock (including a claim (or interest therein) for appraisal rights in respect thereof) and/or Old Preferred Stock, and (2) I agree not to do any of the foregoing;

(iii) I acknowledge and agree that any outstanding demand for appraisal of the GECC MergeCo Preferred Stock related to my Old Preferred Stock is, effective upon GE’s acceptance of my tendered shares of Old Preferred Stock and without any further action on my part, withdrawn and of no further force or effect;

(iv) I waive and release GE and GE’s affiliates and predecessors’ (including GECC and GECC MergeCo and GE’s and such affiliates’ and predecessors’ respective officers and directors), effective upon GE’s acceptance of my tendered shares of Old Preferred Stock, from any and all claims (including appraisal rights claims) under state law in respect of, arising out of or relating to the Reorganization, the Merger and/or my acquisition, receipt, ownership or sale of GECC preferred stock, GECC MergeCo Preferred Stock and/or Old Preferred Stock.

(v) (a) I have a net long position equal to or greater than the amount of shares of Old Preferred Stock tendered; and (b) I will cause such shares to be delivered in accordance with the terms of the Prospectus; and

(vi) my participation in the Exchange Offer and tender of such shares complied with Rule 14e-4 and the applicable laws of both the jurisdiction where I received the materials relating to the Exchange Offer and the jurisdiction from which the tender is being made.

By executing this Letter of Transmittal, I will, upon request, execute and deliver any further documents that either the Exchange Agent or GE deems to be necessary or desirable to complete the sale, assignment and transfer of the shares I have tendered, and the relinquishment, withdrawal, waivers and agreements acknowledged or provided hereby, and all authority I have conferred or agreed to confer in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.

By executing this Letter of Transmittal, I understand and agree that, among other matters described in the Prospectus:

With respect to withdrawal, acceptance, exchange and delivery:

(i)	I can withdraw my tender only in accordance with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders” and in Instruction 8 hereto;

(ii)	once GE accepts any of the shares that I have tendered, my tender is irrevocable, and I will be (a) deemed to have accepted the shares of New Preferred Stock exchanged for such shares and to have relinquished all rights with respect to the tendered and accepted shares of Old Preferred Stock; and (b) entitled to receive such shares of New Preferred Stock in book-entry form in a direct registered account in my name;

(iii)	the Exchange Agent will (a) cause to be credited, in book-entry form to a direct registered account in my name, the shares of New Preferred Stock to which I am entitled in the name(s) of the registered holder(s) shown on this Letter of Transmittal (or, in the case of shares delivered through The Depository Trust Company (“DTC”), to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders) as soon as practicable after acceptance of shares of Old Preferred Stock in the Exchange Offer; and (b) mail a statement evidencing my holdings, as well as general information on the book-entry form of ownership.

With respect to the return of any shares of Old Preferred Stock not tendered or not accepted for exchange due to termination:

(iv)	under certain circumstances and subject to certain conditions to the Exchange Offer that are contained in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” which GE has the right to waive under certain circumstances, GE may not be required to accept for exchange any of the shares that I have tendered (including any shares that I tendered after the expiration date of the Exchange Offer);

(v)	if any of my tendered Old Preferred Stock is not accepted for exchange by GE for any reasons provided by the terms and conditions of the Exchange Offer or if Old Preferred Stock is submitted for a greater amount than I desire to exchange, the unaccepted or non-exchanged Old Preferred Stock will be returned without expense to me, or, in the case of Old Preferred Stock in book-entry form, will be credited to an account maintained with the book-entry facilities of GE’s transfer agent, promptly after withdrawal, rejection of tender or the expiration or termination of the Exchange Offer.

With respect to delivery of shares of New Preferred Stock to persons other than me:

(vi)	if I properly comply with the appropriate instructions under Instruction 5 hereto and provide all necessary and proper documentary evidence, such as a power of attorney, GE will distribute the shares of New Preferred Stock to which I am entitled and, if applicable, any shares of Old Preferred Stock either not tendered by me or that are not accepted for exchange to the person(s) so indicated and register such shares in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, such person(s); provided that GE has no obligation pursuant to such instructions to transfer any shares from the name of the registered holder(s) thereof if GE does not accept any such shares for exchange;

With respect to matters relating to my tender generally:

(vii)	the delivery and surrender of the shares (including shares of Old Preferred Stock tendered herewith) that I have tendered is not effective until the Exchange Agent receives a duly completed and signed Letter of Transmittal for shares of Old Preferred Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in Instruction 3 below), in either case together with all accompanying evidences of authority in form satisfactory to GE and any other required documents;

(viii)	no tender of shares of Old Preferred Stock is valid until all defects and irregularities in such tenders have been cured or waived;

(ix)	none of GE, the Exchange Agent, the information agent for the Exchange Offer, Georgeson Inc. (the “Information Agent”), the dealer manager or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of Old Preferred Stock or will incur any liability for failure to give any such notification;

(x)	a tender of shares of Old Preferred Stock made pursuant to any method of delivery as described in the Prospectus, together with GE’s acceptance for exchange of such shares pursuant to the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Preferred Stock” and in this Letter of Transmittal, will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and

(xi)	all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares will be determined by GE in its sole discretion and such determination shall be final and binding.

With respect to matters relating to my location and/or residency outside of the United States:

(xii)	I am not located or resident in Australia, or, if I am located or resident in Australia, I confirm that I am (a) a “sophisticated investor” (within the meaning of section 708(8) of the Corporations Act 2001 (Cth) (the “Corporations Act”)) or a “professional investor” (within the meaning of section 708(11) of the Corporations Act), and (b) a “wholesale client” (within the meaning of section 761G of the Corporations Act);

(xiii)	I am not located or resident in Belgium, or, if I am located or resident in Belgium, I am a qualified investor, as referred to in Article 6, §3 of the Belgian Takeover Law and in the sense of Article 10 of the Belgian Prospectus Law, acting on my own account;

(xiv)	I am not resident in a Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”) or, if I am resident in a Relevant Member State, I am a “qualified investor” (within the meaning of Article 2(1)(e) of the Prospectus Directive and any relevant implementing measure in such Relevant Member State). The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in such Relevant Member State;

(xv)	I am located or resident outside of France or, if I am located or resident in France, I am a “qualified investor” (investisseur qualifié), as defined in Article L. 411-2 II of the French Code Monétaire et Financier, but other than an individual, and I am acting for my own account; I acknowledge that no prospectus has been prepared in connection with the Exchange Offer and any offering materials that have been or will be submitted for clearance to, nor approved by, the French Autorité des Marchés Financiers;

(xvi)	I am not located or resident in Israel, or, if I am located or resident in Israel, I am deemed as an Accredited Investor, as referred to in Schedule A to the Israeli Securities Law 1968, and I am aware of the meaning and implications thereof;

(xvii)	I am not located in Italy, the prospectus or any invitation to participate in the exchange offer has not been sent, distributed or otherwise made available to me in Italy and I am not acting on behalf of investors located in Italy; or, if I am located in Italy, I did not receive the prospectus or any invitation to participate in the exchange offer in Italy from any of GE, the dealer manager or the Exchange Agent, and to this effect I acknowledge that the exchange offer is not being made, directly or indirectly, in Italy, that the exchange offer and the prospectus have not been submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations and that neither the prospectus nor any other offering material relating to the Exchange Offer may be distributed or made available in Italy, as part of the Exchange Offer and I have not distributed or made available the prospectus or any other offering materials in Italy;

(xviii)	I am located outside the Republic of Poland (“Poland”) or if I am located in Poland I understand and agree that no permit has been obtained from the Polish Financial Supervisory Authority (the “PFSA”) in relation to the issue of the New Preferred Stock nor has the issues of the New Preferred Stock been notified to the PFSA in accordance with applicable procedures. Accordingly, the New Preferred Stock may not be and are not publicly offered in Poland as defined in the Polish Act on Public Offerings, the Conditions Governing the Introduction of Financial Instruments to Organized Trading System and Public Companies dated July 20, 2005 (as amended) as a communication made in any form and by any means, directed at 150 or more people or at any unnamed addressee containing information on the securities and the term of their acquisition sufficient to enable an investor to decide on the securities acquisition;

(xix)

I am not located or resident in Switzerland or, if I am located or resident in Switzerland or otherwise receiving the offer of invitation for the New Preferred Stock in Switzerland, I understand and agree that the New Preferred Stock are being offered only in a transaction not involving any public offering within the meaning of article 652a of the Swiss Code of Obligations and that none of the Prospectus or any offering or marketing material relating to the Exchange Offer constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland; and

(xx)	I am not located or resident in the United Kingdom or, if I am located or resident in the United Kingdom, I am a person falling within the definition of “investment professionals” (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)) or within Article 43 of the Order, or to whom the Prospectus and any other documents and/or materials in relation thereto may otherwise lawfully be communicated in accordance with the Order.

No action has been or will be taken in any jurisdiction that would permit a public offering of the New Preferred Stock or the possession, circulation or distribution of the Prospectus or any material relating to GE, the Old Preferred Stock or the New Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, the New Preferred Stock included in the exchange offer may not be offered, sold or exchanged, directly or indirectly, and neither the Prospectus nor any other offering material or advertisements in connection with the Exchange Offer may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction. For further information, see the section of the Prospectus entitled “Notices to Certain Non-U.S. Holders.”

INSTRUCTIONS

Forming Part of the Letter of Transmittal and the Terms and Conditions of this Exchange Offer

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON THE EXPIRATION DATE OF THE EXCHANGE OFFER, (A) THE LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE; AND (B) ANY OTHER REQUIRED DOCUMENTS.

1. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares of Old Preferred Stock tendered thereby, the signature(s) must correspond with the name(s) as reflected on the Letter of Transmittal registered directly in GE’s share register maintained by Computershare (“Direct Registration Shares”), without alteration, enlargement or any change whatsoever. If any of the shares of Old Preferred Stock tendered by this Letter of Transmittal are held of record by two or more joint owners, each such owner must sign this Letter of Transmittal.

If the Letter of Transmittal or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Exchange Agent proper evidence satisfactory to GE of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of Old Preferred Stock listed and transmitted thereby, no separate stock powers are required.

If Direct Registration Shares are registered in the name of a person other than the person who signs this Letter of Transmittal, this Letter of Transmittal must be accompanied by appropriate stock powers signed exactly as the name or names of the registered owner or owners appear on this Letter of Transmittal accompanying the tender of Direct Registration Shares without alteration, enlargement or any change whatsoever, with the signature(s) on the or stock powers guaranteed by an eligible institution (as defined below in Instruction 2).

2. Signature Guarantees. All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Old Preferred Stock tendered therewith, and such holder(s) has (have) not completed the “Special Transfer Instructions” or “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal or (b) such shares of Old Preferred Stock are tendered for the account of an Eligible Institution. Holders of Old Preferred Stock may also need the signature on such documents to be guaranteed. See Instruction 1.

3. Delivery of Letter of Transmittal and Book-Entry Confirmations. This Letter of Transmittal shall be used if Direct Registration Shares registered in your name are to be tendered. You must return an original executed copy of this Letter of Transmittal to the Exchange Agent to one of the addresses set forth at the end of this Letter of Transmittal.

Please do not send any Letters of Transmittal or other documents directly to GE, the Information Agent or the dealer manager. The Exchange Agent must receive, on or before the expiration date of the Exchange Offer at its address set forth herein:

(i) a Letter of Transmittal for shares of Old Preferred Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined below); and

(ii) any other required documents (whether required by this Letter of Transmittal or otherwise).

THE METHOD USED TO DELIVER ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing this Letter of Transmittal or causing an agent’s message to be delivered, waive any right to receive any notice of the acceptance of their shares of Old Preferred Stock for exchange.

All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of Old Preferred Stock will be determined by GE in its sole discretion, and that determination shall be final and binding. GE may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but GE reserves the right to waive any irregularities or defects in the tender of any shares of Old Preferred Stock.

If you hold Old Preferred Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. If that institution holds shares of Old Preferred Stock through DTC, it must ensure that the Exchange Agent receives an agent’s message from DTC confirming the book-entry transfer of your shares of Old Preferred Stock. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of the accompanying agent’s message that (i) such participant has the Prospectus and this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal and (ii) GE may enforce such agreement against the participant.

4. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the number of shares of Old Preferred Stock and any other required information should be listed on a separate schedule and attached to this Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as this Letter of Transmittal is signed.

5. Special Issuance and Delivery Instructions. If a check is to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box on the first page of this Letter of Transmittal, then the appropriate instructions in the “Special Transfer Instructions” and “Special Delivery Instructions,” as applicable, enclosed with this Letter of Transmittal should be completed. If no such instructions are given, shares of Old Preferred Stock not tendered or not accepted in the Exchange Offer and/or shares of New Preferred Stock will remain in book-entry form in the name of the holder registered directly in GE’s share register.

Physical certificates representing shares of New Preferred Stock will not be issued pursuant to the Exchange Offer. Rather, the Exchange Agent will cause shares of New Preferred Stock to be credited in book-entry form to direct registered accounts maintained by GE’s transfer agent for the benefit of the respective holders (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders). Promptly following the crediting of shares to your respective direct registered account, you will receive a statement from GE’s transfer agent evidencing your holdings, as well as general information on the book-entry form of ownership.

6. Requests for Assistance or Additional Copies. You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth on the back cover of this Letter of Transmittal, or to your broker, dealer, commercial bank, trust company, custodian or similar institution. You may obtain additional copies of the Prospectus, this Letter of Transmittal, the form of Notice of Withdrawal and other Exchange Offer materials from the Information Agent at GE’s expense.

7. IRS FORM W-9/IRS FORM W-8. Under U.S. federal income tax law, a non-exempt U.S. holder of shares of Old Preferred Stock surrendering shares of Old Preferred Stock in the Exchange Offer is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s social security or federal employer identification number, and certify that such holder is not subject to backup withholding by completing the enclosed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. If the Exchange Agent is not provided with a U.S. holder’s correct TIN and other information and certifications required on IRS Form W-9 or an adequate basis for an exemption from backup withholding before payment is made, payments of cash made to such U.S. holder pursuant to the Exchange Offer may be subject to backup withholding at the applicable rate (currently 28%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Please review the instructions on the enclosed IRS Form W-9 for additional details.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt U.S. holders of shares of Old Preferred Stock surrendering shares of Old Preferred Stock in the Exchange Offer should indicate their exempt status on the enclosed IRS Form W-9. A holder of shares of Old Preferred Stock surrendering shares of Old Preferred Stock in the Exchange Offer that is not a U.S. holder may qualify as an exempt recipient by providing the Exchange Agent with a properly completed appropriate Form W-8, signed under penalties of perjury, attesting to such holder’s foreign status or by otherwise establishing an exemption. IRS Forms W-8 can be obtained from the Exchange Agent or the IRS website (www.irs.gov). See the instructions on the enclosed IRS Form W-9 for additional information.

Failure to complete the enclosed IRS Form W-9 or appropriate IRS Form W-8, as applicable, will not, by itself, cause the shares of Old Preferred Stock surrendered by a holder of shares of Old Preferred Stock to be deemed invalidly tendered, but may require the Exchange Agent to backup withhold at the applicable rate (currently 28%) from any payments of cash made to such holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund or a credit may generally be obtained, provided that the required information is timely furnished to the IRS. Each holder of Old Preferred Stock should consult its tax advisor regarding qualification for an exemption from backup withholding, the procedure for obtaining an exemption, and the applicable backup withholding rate.

8. Withdrawal. You may withdraw your previously tendered shares of Old Preferred Stock at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer and, unless GE has previously accepted them pursuant to the Exchange Offer, such shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once GE accepts shares of Old Preferred Stock pursuant to the Exchange Offer, any tendering GE stockholders’ tender is irrevocable. In order to withdraw your shares, you must provide a written Notice of Withdrawal or facsimile transmission of Notice of Withdrawal to the Exchange Agent at one of its addresses or fax number, respectively, set forth on the back cover of the Prospectus, before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. That notice must include your name and the number of shares and series of Old Preferred Stock to be withdrawn. GE has provided to registered holders a form of Notice of Withdrawal, which you may use to withdraw your shares. You may obtain additional forms of Notices of Withdrawal from the Information Agent.

If shares have been tendered pursuant to the procedures for book-entry tender through DTC, any notice of withdrawal must comply with DTC’s procedures.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written Notice of Withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. If you hold your shares through such an institution, that institution must deliver the Notice of Withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a Notice of Withdrawal for such shares directly to the Exchange Agent. Any shares of Old Preferred Stock validly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn shares of Old Preferred Stock by following one of the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Preferred Stock” at any time prior to the expiration of the Exchange Offer.

9. Waiver of Conditions. GE reserves the absolute right in its sole discretion, subject to applicable law, to waive any of the specified conditions, in whole or in part, to the Exchange Offer at any time.

10. Irregularities. GE reserves the absolute right to reject any and all tenders of shares of Old Preferred Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful.

GE will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Old Preferred Stock and any notice of withdrawal in its sole discretion, and its determinations shall be final and binding. GE’s interpretations of the terms and conditions of this Exchange Offer, including this Letter of Transmittal and the instructions contained herein, shall be final and binding.

The Information Agent for the Exchange Offer is:

GEORGESON INC.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(800) 676-0098 (toll-free for all shareholders in the United States)

(781) 575-2137 (all others outside the United States)

GEOffer@georgeson.com

The Exchange Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

By Mail:	By Certified or Overnight Mail:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile:

(617) 360-6810

To Confirm By Phone ONLY:

(781) 575-2332

The above number is for confirmation of facsimile items

only. Any request for assistance or questions on the offer

should be directed to the Information Agent at (800)

676-0098 (toll-free for all shareholders in the United

States)

(781) 575-2137 (all others outside the United States)

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting
code (if any)

(Applies to accounts maintained
outside the U.S.)

	☐	Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐ Trust/estate

☐   Limitedliability company. Enter the tax classification  (C=C corporation, S=S corporation, P=partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐   Other(see instructions)  ▶

	5 Address (number, street, and apt. or suite no.)								Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

● Form 1099-INT (interest earned or paid)

● Form 1099-DIV (dividends, including those from stocks or mutual funds)

● Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

● Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

● Form 1099-S (proceeds from real estate transactions)

● Form 1099-K (merchant card and third party network transactions)

● Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

● Form 1099-C (canceled debt)

● Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

● An individual who is a U.S. citizen or U.S. resident alien;

● A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

● An estate (other than a foreign estate); or

● A domestic trust (as defined in Regulations section 301.7701–7).

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

● In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

● In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

● In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Form W-9 (Rev. 12-2014)	Page 3

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

● Generally, individuals (including sole proprietors) are not exempt from backup withholding.

● Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

● Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

● Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 12-2014)	Page 4

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor *
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

● Protect your SSN,

● Ensure your employer is protecting your SSN, and

● Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.